UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2006

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2006, the Company entered into an Independent Consultant Agreement (the "Agreement") with John B. (Jack) Benton, who currently serves as the Company’s Executive Vice President, Strategic Advisor. Under the Agreement, Mr. Benton has agreed to continue to serve the Company as a senior strategic consultant following his planned retirement on December 31, 2006. In this capacity, Mr. Benton will consult with the Company’s Chief Executive Officer and other members of its executive leadership team on various matters such as mergers and acquisition activities, the development of the Company’s consulting business, the creation and implementation of the Company’s strategic plans and initiatives and other like items.

Mr. Benton will be paid $25,000 per month for the services to be performed by him under the Agreement and he will receive a supplemental payment equal to the bonus he would have received in respect of the Company’s 2006 fiscal year had he remained in the continuous employ of the Company through the date in 2007 that bonuses are paid to the Company’s employees generally. The Agreement has an initial term of 12 months, subject to extension for successive one month renewal terms by mutual agreement of the parties. The termination of Mr. Benton’s employment at the end of 2006 will constitute his "Approved Retirement" under his option agreements, dated January 30, 2004 (40,000 shares @ $17.37 per share) and January 20, 2005 (10,000 shares @ $21.45 per share) and those certain restricted stock unit award agreements dated January 30, 2004 (10,000 units and January 20, 2005 (1,500 units).

The Agreement shall, as of January 1, 2007, supersede and replace that certain Executive Transition Assistance Agreement, dated January 30, 2004, and that certain Change in Control Agreement of even date therewith (collectively with the Transition Assistance Agreement, the "Prior Agreements") between the Company and Mr. Benton and upon the effectiveness of the Agreement, the Prior Agreements shall be terminated. If Mr. Benton does not remain in the employ of the Company through December 31, 2006, the Agreement shall not become effective and shall be of no further force and effect immediately upon the cessation of Mr. Benton’s employment. The Agreement shall automatically terminate upon the death or permanent disability of Mr. Benton and no further payments shall be owing thereunder from and after the date of any such event.

Mr. Benton has agreed that, absent the specific prior approval of the Chief Executive Officer of the Company, he will not engage in activities competitive with the business interests of the Company nor solicit its employees for employment by a third party during the term of the Agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

October 5, 2006	By:	/s/ George W. Gresham

Name: George W. Gresham
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	John B. (Jack) Benton Independent Consultant Agreement